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Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

February 5, 2008

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102

  Re:
  Ecolab Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Ecolab Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of debt securities (the "Debt Securities"), of the Company, which may be issued in one or more series under the Amended and Restated Indenture, dated as of January 9, 2001, between the Company and The Bank of New York Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association, and Bank One, National Association), as trustee (the "Trustee"), which is incorporated by reference as an exhibit to the Registration Statement (together with any supplement thereto, the "Indenture").

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of:

          (i)    the Registration Statement to be filed relating to the Debt Securities to which this opinion is attached as an exhibit;

          (ii)   the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation");

          (iii)  the By-Laws of the Company, as currently in effect and as certified by the Assistant Secretary of the Company (the "By-Laws");

          (iv)  the Indenture and the form of note included therein;

          (v)   the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee, to be filed as an exhibit to the Registration Statement; and

          (vi)  certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Debt Securities and related matters.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that any supplemental indenture, officers' certificates or board resolution pursuant to the Indenture, establishing the terms of any Debt Securities, will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued pursuant to the Indenture will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, any supplemental indenture to be entered into in connection with the issuance of the Debt Securities will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that with respect to any series of Debt Securities offered by the Company, when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to any Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Debt Securities and related matters; (v) any supplemental indenture, officers' certificate or board resolution in respect of such Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities, when issued and sold in accordance with the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.1